UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2024

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant To Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Starlette B. Johnson as Interim Chief Executive Officer

On January 28, 2024, the board of directors (the “Board”) of Rocky Mountain Chocolate Factory (the “Company”) appointed Starlette B. Johnson to the position of Interim Chief Executive Officer, effective immediately. Ms. Johnson is currently a member of the Board.

In connection with her appointment, the Board removed Ms. Johnson from its Audit Committee, Nominating and Corporate Governance Committee, and Risk and Security Committee in compliance with the rules of the Nasdaq Stock Market LLC.

The Company has not yet entered into an employment agreement or made other compensation arrangements with Ms. Johnson at this time. The Company intends to promptly begin negotiations with Ms. Johnson with respect to her employment as Interim Chief Executive Officer and will disclose any such agreement or arrangements in a subsequent report with the Securities and Exchange Commission.

Set forth below is the biographical information of Ms. Johnson, as required by Item 401 of Regulation S-K.

Starlette B. Johnson, age 61, has served as a member of the Board since March 2022. Ms. Johnson has served as a consultant to the hospitality and entertainment industries, through SBJ Advisory Group, LLC, working with both public and private companies since 2012. In October 2020, she joined the board of Tastemaker Acquisition Corporation (NASDAQ: TMKR), a special purpose acquisition company focusing on the restaurant, hospitality, and related tech and services sectors, and serves as Chair of the Audit Committee. Ms. Johnson also has served on the board of Jack’s Family Restaurants since October of 2019 after the acquisition of the company by AEA Partners and currently serves on the Audit and Marketing Committees. From March 2021 through May 2023, Ms. Johnson joined the board of ARKO Corp. (NASDAQ: ARKO), the sixth largest convenience store chain in the United States in March 2021 and served as Chair of the Nominating/Governance Committee and as a member of the Audit and Compensation Committees. From September 2012 through February 2023, she served as a member of the Audit Committee, as Chair of the Nominating/Governance Committee and as Chair of the Compensation Committee for Chuy’s Inc. (NASDAQ: CHUY), a full-service casual Mexican chain. Ms. Johnson served as Chair of the Board for privately-held SusieCakes, a classic desserts bakery based in Southern California from December 2014 through December 2020. She also served as a member of the Board and Chair of the Audit Committee of Bojangles’ Famous Chicken ‘n Biscuits (NASDAQ: BOJA) from March 2016 until the completion of its go-private transaction in January 2019. From January 2019 through October 2020, Ms. Johnson served as a board member and as Interim President of the Lucky Strike Entertainment Group after its acquisition by Wellspring Capital Management, reporting directly to its board of directors. Ms. Johnson received an MBA from Duke University, and a Bachelor of Science degree in Finance from Virginia Tech.

Termination of Employment of Robert J. Sarlls

On January 27, 2024, Robert Sarlls’ employment as Chief Executive Officer of the Company was terminated without Cause (as such term is defined in Mr. Sarlls’ offer letter with the Company, dated May 3, 2022, the “Sarlls Offer Letter”), effective immediately. Concurrent with his termination, Mr. Sarlls resigned as a member of the Board. The termination of Mr. Sarlls’ employment and his resignation from the Board were not the result of any disagreement regarding any matter relating to the Company’s operations, policies, or practices.

Pursuant to the Sarlls Offer Letter, the termination of Mr. Sarlls’ employment without Cause entitles him to receive the following severance payments and benefits:

•	A cash payment equal to 15 months of his current base salary, payable in installments in accordance with the Company’s normal payroll procedures;

•
A cash payment equal to a pro-rated portion of his current annual bonus for the current fiscal year, based on actual achievement of Company performance goals for such fiscal year, to be paid at the same time such annual bonus would have been paid had his employment not terminated; and

•
Continued COBRA coverage under the Company’s group health plan premiums for 12 months, unless he obtains health care coverage from another source (e.g., a new employer or spouse’s benefit plan), or ceases to be entitled to COBRA continuation coverage under the Company’s group health plan, before then.

Prior to and as a condition to Mr. Sarlls’ receipt of the severance benefits described above, Mr. Sarlls is required to (i) execute and deliver to the Company an effective release of claims in favor of the Company, in a form acceptable to the Company (the “Release”), within the timeframe set forth therein, but not later than forty-five (45) days following his date of termination, and (ii) allow the Release to become effective according to its terms (by not invoking any legal right to revoke it) by no later than the 60th day following the date of his termination (such latest permitted effective date, the “Release Deadline”). If the Release does not become effective and irrevocable by the Release Deadline, Mr. Sarlls will not have any right or entitlement to any of such severance benefits.

Item 8.01	Other Events.

On January 28, 2024, in connection with Mr. Sarlls’ resignation from the Board, the Board approved a decrease in the number of directors on the Board from six (6) to five (5) directors.

On January 29, 2024, the Company issued a press release announcing the change in executive leadership described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibits are being filed herewith:

(d) Exhibits

Exhibit No.	Document
99.1	Press release, dated January 29, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: January 29, 2024	By:	/s/ Allen Arroyo
Allen Arroyo, Chief Financial Officer